Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.4 AND 5.5 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

AMENDED AND RESTATED WARRANT TO PURCHASE STOCK

Company: The Beachbody Company, Inc., a Delaware corporation

Number of Shares: [  ], subject to adjustment as provided herein

Class: Class A Common Stock, $0.0001 par value per share

Warrant Price: $0.41 per Share, subject to adjustment as provided herein

Original Issue Date: August 8, 2022

Amended and Restated Date: July 24, 2023

Expiration Date: August 8, 2029 See also Section 5.1(c).

THIS AMENDED AND RESTATED WARRANT TO PURCHASE STOCK (“WARRANT”) CERTIFIES THAT, for good and valuable consideration, [  ] (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase up to the number set forth above, of fully paid and non-assessable shares (subject to adjustment as provided herein, the “Shares”) of Class A Common Stock (“Class A Common Stock”) of The Beachbody Company, Inc., a Delaware corporation (the “Company”) at a purchase price per share of $0.41 (“Warrant Price”), all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant amends and restates in its entirety that certain Warrant to Purchase Stock, dated as of the Original Issue Date (the “Original Warrant”) and is effective as of the Original Issue Date. Upon the effectiveness of this Warrant, the Original Warrant shall be of no further force or effect.

Section 1
EXERCISE.
1.1
Method of Exercise. Holder may at any time and from time to time exercise this Warrant, for all or any part of the unexercised Vested Shares (as defined below), by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 via delivery in accordance with Section 5.9 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.
1.2
Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Vested Shares equal to the value of this Warrant, or portion thereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X = the number of Vested Shares to be issued to the Holder;

Y = the number of Vested Shares with respect to which this Warrant is being exercised (inclusive of the Vested Shares surrendered to the Company in payment of the aggregate Warrant Price);

A = the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B = the Warrant Price.

1.3
Fair Market Value. Except in the event of an exercise in connection with an Acquisition, if shares of Class A Common Stock are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the “Fair Market Value” of a Share shall be (i) the closing price or last sale price of a share of Class A Common Stock reported for the Business Day immediately before the date of determination (which, for the avoidance of doubt, in the case of a cashless exercise pursuant to Section 1.2, shall be the date on which the Holder delivers this Warrant together with its Notice of Exercise to the Company) or (ii) solely for purposes of Section 2.1, in the case of an underwritten public offering, the price per share in such offering. If shares of Class A Common Stock are not then traded in a Trading Market, the “Fair Market Value” of a Share shall be determined in good faith by the Board of Directors of the Company (the “Board”); provided, that if Holder disagrees with the Fair Market Value as determined by the Board, Holder may require a determination of the Fair Market Value to be made by a nationally recognized investment banking, accounting or valuation firm that is not affiliated with Holder, in which case, the determination of such firm shall be final and conclusive. The documented out-of-pocket fees and expenses incurred in obtaining such valuation shall be borne by the Company. In the event that this Warrant is exercised in connection with an Acquisition, the Fair Market Value per Share shall be the consideration to be paid or distributed in respect of each share of Class A Common Stock of the Company in connection with such Acquisition.

1.4
Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, the Company shall issue a new warrant representing the Shares not so acquired, and such new warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 1.5, the Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Original Issue Date, and (iv) shall have the same rights and conditions as this Warrant.
1.5
Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.
1.6
Treatment of Warrant Upon Acquisition of Company.
(a)
Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger, business combination or consolidation of the Company into or with another Person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company stockholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) the acquisition by any person or group of related persons (as defined in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of shares representing a majority of the Company’s then-total outstanding combined voting power.
(b)
Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above (assuming for such purposes that this Warrant and the Notice of Exercise were delivered to the Company on the date of the closing of such Cash/Public Acquisition) would be greater than the an amount equal to lesser of (i) the Warrant Price and (ii) the Black-Scholes Adjusted Warrant Price (as defined below), in each case in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all

Shares, then this Warrant shall automatically be deemed to be a cashless exercise pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition, with such number of shares of Class A Common Stock which would have been so issuable to be determined by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the quotient by C as set forth in the following equation:

X=A-B×CA

where:

X = the number of shares of Class A Common Stock issuable upon exercise pursuant to this Section 1.6(b).

A = the amount of Sale Consideration payable per share of Class A Common Stock of the Acquisition, (i) with such amount expressed in U.S. dollars and, if applicable, rounded to the nearest whole cent, and (ii) with any non-cash portion of such Sale Consideration valued at the value attributed thereto in the Acquisition.

B = the lesser of (i) the Warrant Price and (ii) the Black-Scholes Adjusted Warrant Price.

C = the number of shares of Class A Common Stock as to which this Warrant is exercisable after giving effect to Section 5.1(a)(2) (prior to payment of the Warrant Price).

In connection with such Cashless Exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as of the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise. In the event of a Cash/Public Acquisition where the fair market value of one Share as determined in accordance with the Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.

(c)
Upon the closing of any Acquisition other than a Cash/Public Acquisition, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant (after giving effect to Section 5.1(a)(2)) as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.
(d)
As used in this Warrant:
(1)
“Black-Scholes Adjusted Warrant Price” means if the Black-Scholes Value Per Share is greater than the Current Value, the result of (A) the then current Warrant Price less (B) the result of (i) the Black-Scholes Value Per Share less (ii) the Current Value, provided that in no event shall the

Black-Scholes Adjusted Warrant Price be less than the then current par value per share of Class A Common Stock. If the Black-Scholes Value Per Share is equal to or less than the Current Value, there shall be no Black-Scholes Adjusted Warrant Price.
(2)
“Black-Scholes Value” means the fair market value of this Warrant on the date of consummation of the applicable Acquisition in accordance with the Black-Scholes model for valuing options, using (A) a risk free rate equal to the annual yield on the U.S. Treasury security with a maturity date closest to the Expiration Date, as the yield on that security exists as of such date, (B) a term equal to the time in years (rounded to the nearest 1/1000th of a year) from such date until the Expiration Date, (C) an assumed volatility based on the 90-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, (D) an underlying security price for the Class A Common Stock equal to the value of the consideration received in such Acquisition in respect of each outstanding share of Class A Common Stock and (E) the aggregate number of shares of Class A Common Stock for which such Warrant is then exercisable after giving effect to Section 5.1(a)(2).
(3)
“Black-Scholes Value Per Share” means with respect to this Warrant, the Black-Scholes Value divided by the number of shares of Class A Common Stock for which this Warrant is then exercisable (without giving effect to any reduction due to cashless exercise).
(4)
“Common Stock” means any class of common stock of the Company.
(5)
“Current Value” means the difference between (A) sum of the price per share of Common Stock being offered in cash in the applicable Acquisition (if any) plus the fair market value of the non-cash consideration being offered with respect to each share of Class A Common Stock in the applicable Acquisition (if any); and (B) the then current Warrant Price
(6)
“Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.
(e)
Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Shares, the Company shall promptly issue to the Holder the number of Shares that are not disputed and resolve such dispute in accordance with Sections 5.14, 5.15, and 5.16.
Section 2
ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.
2.1
Adjustment to Number of Shares Upon Issuance of Common Stock. Except in the case of (x) Common Stock issued by the Company in connection with any Excluded Securities and (y) an event described in either Sections 2.4 or 2.5, if the Company shall, at any time or from time to time after the Original Issue Date, issue or sell any shares of Common Stock or is deemed to have issued or sold any shares of Common Stock pursuant to Section 2.1(c), in each case without consideration or for consideration or having a combined purchase and conversion, exchange or exercise price of less than the Fair Market Value (as determined in accordance with Section 1.3 above) of such Common Stock in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale (or deemed issuance or sale), the number of Shares issuable upon exercise of this Warrant immediately prior to any such issuance or sale (or deemed issuance or sale) shall be increased to a number of Shares equal to the product obtained by multiplying the number of Shares issuable upon exercise of this Warrant immediately prior to such issuance or sale (or deemed issuance or sale) by a fraction (which shall in no event be less than one): (x) the numerator of which shall be the Common Stock Deemed Outstanding as of immediately after such issuance or sale (or deemed issuance or sale); and (y) the denominator of which shall be the sum of (A) the Common Stock Deemed Outstanding as of immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of number of shares of Common Stock which the aggregate amount of consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale) would purchase at the Warrant Price in effect immediately prior to such issuance or sale. For the purposes of any adjustment of the number of shares of Common Stock issuable upon exercise of a Warrant pursuant to this Section 2, the following provisions shall be applicable:
(a)
In the case of the issuance or sale of shares of Common Stock, Options or Convertible Securities for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such securities before deducting from such amount any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale of such Common Stock, Options or Convertible Securities.
(b)
In the case of the issuance or sale of shares of Common Stock, Options or Convertible Securities (other than upon the conversion of units or other securities of the Company) for consideration in whole or in part other than cash, including securities acquired in exchange for such shares of Common Stock, Options or Convertible Securities (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof.

(c)
In the case of the issuance of Convertible Securities or Options (in each case, whether or not at the time so convertible, exchangeable or exercisable): (A) the aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise of such Convertible Securities or Options shall be deemed to have been issued at the time such Convertible Securities or Options are issued and for consideration equal to the consideration (determined in the manner provided in this Section 2.1), if any, received by the Company upon the issuance or sale of such Convertible Securities or Options plus the minimum purchase price provided in such Convertible Securities or Options for shares of Common Stock issuable upon conversion, exchange or exercise by such Convertible Securities or Options; and (B) if the number of shares of Common Stock issuable upon exercise of a Warrant shall have been adjusted upon the issuance or sale of any Convertible Securities or Options, no further adjustment of the number of shares of Common Stock issuable upon exercise of a Warrant shall be made for the actual issuance of shares of Common Stock upon the exercise, conversion or exchange of such Convertible Securities or Options.
2.2
Record Date. For purposes of any adjustment to the Warrant Price or the number of Shares in accordance with this Section 2, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
2.3
Adjustments for Dividends or Distributions. Subject to the provisions of this Section 2.3, if the Company shall, at any time or from time to time after the Original Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities in respect of outstanding shares of Common Stock), cash or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had this Warrant been exercised in full into Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date on which the Holder delivers this Warrant together with its Notice of Exercise to the Company, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if this Warrant had been exercised in full into Shares on the date of such event.
2.4
Adjustment to Warrant Price and Shares Upon Stock Dividend, Splits. If the Company declares or pays a dividend or distribution on the outstanding shares of Class A Common Stock payable in additional shares of Class A Common Stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of Class A Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of Class A Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.
2.5
Adjustment to Warrant Price and Shares Upon Reorganization, Reclassification or Similar Transaction. Subject to Section 1.6, in the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) Acquisition or (iv) other similar transaction (other than any such transaction covered by Section 2.4, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, Acquisition or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, Acquisition or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, Acquisition or similar transaction and acquired the applicable number of Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant, including the vesting provisions set forth in Section 5.1(a)); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder's rights under this Warrant to insure that the provisions of this Section 2 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any Acquisition or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Warrant Price to the value per share for the Common Stock reflected by the terms of such Acquisition or similar transaction, and a corresponding immediate adjustment to the number of Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Warrant Price in effect immediately prior to such Acquisition or similar transaction). The provisions of this Section 2.5 shall similarly apply to successive reorganizations, reclassifications, Acquisitions or similar transactions. The Company shall not effect any such reorganization, reclassification, Acquisition or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, Acquisition or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.

2.6
No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (a) the Fair Market Value (as determined in accordance with Section 1.3 above) of a full Share, less (b) the then-effective Warrant Price.
2.7
Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of shares of the Class A Common Stock, then:
(a)
the Warrant Price shall be adjusted to the price determined by multiplying the Warrant Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (x) the product of (1) the number of shares of the Class A Common Stock outstanding immediately before such Pro Rata Repurchase and (2) the Fair Market Value of a share of the Class A Common Stock, as determined in accordance with Section 1.3 above (assuming for such purposes that this Warrant and the Notice of Exercise were delivered on the date of the first public announcement by the Company or any of its affiliates of the intent to effect such Pro Rata Repurchase), minus (y) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of the Class A Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of the Class A Common Stock so repurchased and (2) the Fair Market Value per share of the Class A Common Stock, as determined in accordance with Section 1.3 above (assuming for such purposes that this Warrant and the Notice of Exercise were delivered on the date of the first public announcement by the Company or any of its affiliates of the intent to effect such Pro Rata Repurchase); and
(b)
the number of Vested Shares issuable upon the exercise of the Warrant shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Vested Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Warrant Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Warrant Price determined in accordance with Section 2.7(a).
2.8
Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.
Section 3
REPRESENTATIONS AND COVENANTS OF THE COMPANY.
3.1
Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:
(a)
The Company is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware.

(b)
The Company has all corporate power and authority to execute this Warrant and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Warrant, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and assuming due authorization, execution and delivery of this Warrant by the Holder, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(c)
None of the execution and delivery of this Warrant, the consummation of the transactions contemplated herein or the performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of the Company’s certificate of incorporation or bylaws; (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or conflict with any material contractual provisions of, or cause an event of default or give rise to any right of acceleration under any agreement, instrument or contract the breach of which or default thereunder is reasonably likely to result in a material adverse effect to the Company; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to its properties.
(d)
No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person (or group of Persons) is required in connection with the execution, delivery or performance of this Warrant, except for any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act or such filings as may be required under state securities laws.
(e)
All Shares which may be issued upon the exercise of this Warrant shall, upon issuance in accordance with the terms hereof (including, without limitation, payment of the aggregate Warrant Price in the manner described in Sections 1.1 or 1.2 above), be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of Class A Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant.
3.2
Notice of Certain Events. If the Company proposes at any time to:
(a)
declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b)
offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);
(c)
effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or
(d)
effect an Acquisition or agreement to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give Holder:

(1)
in the case of the matters referred to in clauses (a) and (b) above, at least five (5) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any; and
(2)
in the case of the matters referred to in clauses (c) and (d) above, at least five (5) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice).
Section 4
REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1
Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act, except pursuant to sales registered or exempted under the Act.
4.2
Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
4.3
Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
4.4
Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5
The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.
4.6
No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.
Section 5
MISCELLANEOUS.
5.1
Vesting; Term; Automatic Cashless Exercise Upon Expiration.
(a)
Vesting.
(1)
Subject to clause (2) of this Section 5.1(a), the Shares shall vest on a monthly basis as follows:
a.
On September 8, 2022, this Warrant shall vest as to and may be exercised for [●] Shares; and on the 8th day of each of the following eleven months, this Warrant shall vest as to and may be exercised for an additional [●]1 Shares;
b.
On September 8, 2023 and on the 8th day of each of the following eleven months, this Warrant shall vest as to and may be exercised for an additional [●]1 Shares;
c.
On September 8, 2024 and on the 8th day of each of the following eleven months, this Warrant shall vest as to and may be exercised for an additional [●] Shares; and
d.
On September 8, 2025 and on the 8th day of each month thereafter, this Warrant shall vest as to and may be exercised for an additional [●]2 Shares, until fully vested.
(2)
If prior to the date on which this Warrant is fully vested, the Company consummates an Acquisition (the date of such Acquisition, the “Acceleration Date”), then effective immediately prior to the Acceleration Date, this Warrant shall be deemed to have vested fully and be exercisable for the maximum number of Shares described in Section 1.
(b)
Term. Subject to the provisions of Section 1.6, this Warrant is exercisable for all or any part of the unexercised Vested Shares at any time and from time to time on or before 6:00 PM, Pacific time, on the Expiration Date and shall be void thereafter.

(c)
Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the Fair Market Value of one Share as determined in accordance with Section 1.3 is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 as to all Shares for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares issued upon such exercise to Holder.
5.2
Withholding. Notwithstanding anything in this Warrant or the Financing Agreement, dated as the Original Issue Date, as amended on July 24, 2023, by and among Beachbody, LLC, the Company as a Guarantor, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, and Blue Torch Finance, LLC, as Administrative Agent and Collateral Agent (as amended, the “Financing Agreement”) to the contrary, the Company shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts or property payable or deliverable to the Holder pursuant to this Warrant such amounts as are required to be deducted or withheld under applicable law with respect to the Warrant (and the Company shall be entitled to withhold, for the avoidance of doubt, from any amounts or property that are payable or deliverable with respect to the Warrant that are subsequent to the payment or delivery or other circumstance that gave rise to the requirement to deduct or withhold under applicable law).
5.3
Legends. Each certificate evidencing Shares shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO [  ] DATED JULY 24, 2023, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.4
Compliance with Securities Laws on Transfer. This Warrant and the Shares may be transferred or assigned in whole or in part by the Holder at any time without the consent of the Company, provided that (i) such transfer is in compliance with applicable federal and state securities laws by the transferor; and (ii) any holder with respect to the Warrant shall deliver (and shall at all times be eligible to deliver) a duly executed and valid IRS Form W-9, W-8BEN, W-8BEN E, W-8ECI, W-8IMY (with necessary attachments) or W-8EXP (in each case, as applicable) (and any transfer not in compliance with this Section 5.4 shall be void ab initio). Any transferee of this Warrant or any portion hereof, by their acceptance of this Warrant, is deemed to agree to be bound by the terms and conditions of this Warrant, including, without limitation, the representations and warranties of the Holder in Section 4. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act.

Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.
5.5
Transfer Procedure. Subject to the provisions of Section 5.4 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of this Warrant and/or Shares being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); provided, further, that the transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.
5.6
Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:
(a)
“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.
(b)
“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.
(c)
“Excluded Securities” means any shares of Common Stock issued or issuable, or deemed issued or issuable pursuant to Section 2.1: (i) to officers, employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to an employee benefit or stock purchase plan or agreement which is in effect on the date of this agreement or has been approved by a majority of the non-employee members of the Board, pursuant to which the Company’s securities may be issued or sold to any employee, officer, consultant or director, (ii) upon exercise of this Warrant, (iii) upon conversion, exercise or exchange of any Options or Convertible Securities (as any adjustment will be made at the time of issuance or amendment of such Options or Convertible Securities pursuant to Section 2.1); and (iv) as consideration in connection with the acquisition of all or a controlling interest in another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the Board.
(d)
“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.
(e)
“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

(f)
“Pro Rata Repurchase” means any purchase of shares of the Class by the Company or any affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of shares of the Class A Common Stock, in the case of both of the foregoing clauses (i) or (ii), whether for cash, shares of the Class A Common Stock, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of the Class, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer that is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.
(g)
“Vested Shares” means the Shares that have become vested and exercisable in accordance with Section 5.1(a).
5.7
No Impairment. The Company shall not, by amendment of its organizational documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.
5.8
Investment Unit. The Company and the Holder acknowledge and agree that the Term Loan (as defined in the Financing Agreement) made on the Effective Date (as defined in the Financing Agreement) and the Warrant, taken together, comprise an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and agree that the issue price of such investment unit shall be allocated between the Term Loan (as defined in the Financing Agreement) and the Warrant based on their relative fair market values as of the Original Issue Date, in accordance with Treasury Regulation Section 1.1273-2(h). For this purpose, the Company and the Holder agree that, as of the Effective Date (as defined in the Financing Agreement), the fair market value of the Warrant is $0. The Company and the Holder agree to file all applicable tax returns in a manner consistent with such allocation and not to take any position on any tax return or in any tax proceeding that is inconsistent with such allocation, unless otherwise required by a contrary “determination” within the meaning of Section 1313 of the Code.
5.9
Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.9. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

[  ]

150 East 58th Street, 18th Floor
New York, NY 10155

Attention: Sibyl Kavak

Email: skavak@bluetorchcapital.com

with a copy to:

Milbank LLP

2029 Century Park East, Suite 3300

Los Angeles, CA 90067

Attention: Jason Anderson; Al Pisa

Email: jtanderson@milbank.com; apisa@milbank.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

The Beachbody Company, Inc.
400 Continental Boulevard, Suite 400
El Segundo, CA 90245
Attention: Marc Suidan, Chief Financial Officer
Email: msuidan@beachbody.com

with a copy to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention: Steven B. Stokdyk

Email: steven.stokdyk@lw.com

5.10
Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.
5.11
Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
5.12
Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.13
Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regard to any agreement subject to the terms hereof or any amendment hereto.
5.14
GOVERNING LAW. THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISION.
5.15
Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
5.16
Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.
5.17
Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
5.18
Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York, NY or Los Angeles, CA are closed.
5.19
Cancellation of Original Warrant. Holder agrees and acknowledges that by entering into this Warrant, the Original Warrant shall be automatically cancelled and shall not be valid or exchangeable for cash, securities or other property of the Company.
5.20
Effectiveness. Holder and the Company agree and acknowledge that this Warrant shall govern and be considered effective as of the Original Issue Date.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Amended and Restated Date written above.

THE BEACHBODY COMPANY, INC.

By:

Name:

Title:

Agreed and Accepted:

[●]

By:

Name:

Title:

APPENDIX 1

NOTICE OF EXERCISE

1.
The undersigned Holder hereby exercises its right to purchase ___________ shares of Class A Common Stock of _______________________ (the “Company”) in accordance with the attached Warrant To Purchase Stock (the “Warrant”), and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ] Check in the amount of $___________ payable to order of the Company enclosed herewith

[ ] Wire transfer of immediately available funds to the Company’s account

[ ] Cashless exercise pursuant to Section 1.2 of the Warrant

[ ] Other [Describe] __________________________________________

2.
Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3.
By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant as of the date hereof.

HOLDER:

[_________________________]

By:

Name:

Title:

Date: